Exhibit 15.1

HAN KUN LAW OFFICES

Suite 906, Office Tower C1, Oriental Plaza, 1 East Chang An Avenue, Beijing 100738, P. R. China

TEL: (86 10) 8525-5500; FAX: (86 10) 8525-5511/ 5522

July 9, 2010

Funtalk China Holdings Limited (the “Company”)

RE: Form 20-F Filing

Ladies and Gentlemen:

We acknowledge that we are referred to in the Annual Report on Form 20-F of the Company for the year ended March 31, 2010 (the “Annual Report”), and we hereby consent to the use of our name in such Annual Report and to the filing of this consent as exhibit to the Annual Report with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended.

Yours faithfully,

/s/ HAN KUN LAW OFFICES
HAN KUN LAW OFFICES

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